As filed with the Securities and Exchange Commission on December 27, 2011
An Exhibit List can be found on page II-2.
Registration No. 333-178099

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

I LOAN INC.
(Exact name of Registrant as specified in its charter)

Delaware	6163	99-0370158
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

5 HaRimon St.
Kiryat Yearim, Israel
90838
Tel: (866) 365-8141
(Address and telephone number of Registrant's principal executive offices)

Vcorp Services, LLC
25 Robert Pitt Drive, Suite 204
Monsey, New York10952
Toll Free: 1.888.528-2677 ext. 112
Tel. 845.425.0077
Fax 845.818.3588
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

Law Offices of Jonathan D. Strum
5638 Utah Avenue NW
Washington DC 20015
Ph: (202) 362-9027
Fax: (202) 362-9037
Email: jdstrum@jdstrumlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered(¹)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.0001 per share	1,000,000	$0.10	$100,000	$11.60
Total	1,000,000	$0.10	$100,000	$11.60

(¹)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(²)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED DECEMBER 27, 2011

ILOAN INC.
1,000,000 Shares of Common Stock

This prospectus relates to our initial public offering of 1,000,000 new shares of our common stock at an offering price of $0.10 per share. The offering will commence promptly after the date of this prospectus and close no later than 180 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 180-day offering period. We will pay all expenses incurred in this offering. The common stock is being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We are offering our shares of common stock on a best efforts basis. This means there is no guarantee that we will be able to sell all or any of the shares being offered. We intend to offer the securities through our Officers and Directors, who will not be paid any commission or any other form of compensation for such sales.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.10 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You may rely only on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

 DEALER PROSPECTUS DELIVERY OBLIGATION

Until                                  (90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 SUMMARY INFORMATION

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 8. All references to "we," "us," "our," "I Loan," "Company," ”Registrant” or similar terms used in this prospectus refer to I Loan Inc.

Corporate Background

We were incorporated in Delaware on August 2, 2011. We are a development stage company that has not generated any revenues to date. We plan to earn our revenues through providing lead services to potential lenders.  We intend for our services to be provided free of charge for the potential borrower and will be based solely on fees paid to us by the lenders who ultimately provide the loans.

We have commenced limited operations by reviewing several types of content management systems to ascertain which is best suited for our platform and by conducting market research of the banks in Russia and their online marketing practices and activities required to complete this offering. We initially intend to provide our customers with online consumer loan comparison and lead services to borrowers and lenders in Russia via our websites.  This will be the initial business experience of our current President who is a student in Israel.  Mrs. Yafe has no prior experience in these markets.  For a detailed explanation see Risk Factors below and the Business Section.

Our principal offices are currently located at 5 HaRimon St. Kiryat Yearim Israel 90838. Our telephone number is (866) 365-8141. We have secured a domain name but do not currently have an operating website. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern since we have not established any source of revenues to covering our operating costs and only have limited cash receipts to cover our expenses. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

Shares being offered	Up to 1,000,000 shares of our common stock.

Offering price	$0.10 per share of common stock.

Terms of the offering
The offering will commence when the Securities and Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the 1,000,000 shares of common stock being offered or 180 days unless it is extended for an additional 90 days.

Number of shares outstanding before the offering	1,600,000

Number of shares outstanding after the offering if all the shares are sold	2,600,000

Our executive Officers and Directors currently hold 100% of our shares, and, as a result, they will exercise control over our direction. After the offering, our Officers and Directors will hold approximately 61.54% if we are successful at selling all the shares offered.

Market for the common stock
There is no public market for our common stock. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with FINRA to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds	If we are successful at selling all the shares we are offering, our gross proceeds from this offering will be approximately $100,000. We intend to use these proceeds to execute our business plan.

SUMMARY FINANCIAL DATA

The following summary financial information for the period from August 2, 2011 (date of inception) through October 31, 2011, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

For the Period from inception (August 2, 2011) through October 31, 2011
Total Revenues	$-
Income (Loss) from Operations	-
Other Income (Expense)	-
Net Income (Loss)	-
Basic Earnings (Loss) per Share	-
Diluted Earnings (Loss) per Share	-

As of October 30, 2011
Total Assets	$4,500
Total Current Liabilities	4,500
Shareholders’ Deficit	-
Total liabilities and shareholders’ deficit	4,500

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in us. If any of the following risks actually occurs, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Lack of Operating History

1.	Our business is at an early stage of development and we may not develop an online consumer loan comparison and lead service for borrowers and lender platform that can be commercialized.

The success of our business is dependent on our ability to develop successfully our online loan service platform. Our ability to achieve this goal is unproven, and the lack of operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon acceptance of our platform by potential borrowers and lenders of consumer loans in several geographical locations. Should the target markets not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuing as a going concern .

Management believes that a net investment of $40,000 will be sufficient to enable us to complete development of our online consumer loan lender platform, commence sales, and continue our planned activities for approximately 12 months after the offering. We also expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development and marketing of our online platform. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

2.	We have a history of operating losses and we may not achieve future revenues or operating profits.

We anticipate generating losses until we are able to generate revenues. We do not anticipate generating revenues before the second half of 2012. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

3.	We have a going concern opinion from our auditors indicating the possibility that we may not be able to continue to operate .

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain additional necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

4.	We have a limited operating history on which investors may evaluate our operations and prospects for profitable operations.

We were incorporated on August 2, 2011. We currently have no agreements with online borrowers or lenders of consumer loans in our target markets nor any revenues. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

5.
If we are unable to obtain funding for development of our platform, we will have to delay development of our platform and/or change our line of business, which could result in the loss of your total investment.

We currently have not completed development of our proposed platform and we have no revenues.  We will not be able to execute our business plan unless and until we are successful in raising funds in this offering.  We anticipate that we will require the net proceeds we hope to raise from the sale of shares offered under this offering in an amount of $60,000 to commence operations and continue our planned activities during the next twelve months.  In the event we do not sell at least 80% of the shares offered, we will have to defer working towards the achievement of the remaining milestones until after we are able to raise additional working capital Since there are no refunds on the shares sold in this offering, if any, you may be investing in a company that will not have the funds necessary to commence operations or develop its intended platform which could result in loss of your total investment.

6.	Our business plan may be unsuccessful.

The success of our business plan is dependent on our ability to develop successfully our online consumer loan platform and to secure borrowers and lenders in our target markets to use our platform. Our ability to develop an online platform for this market is unproven, and the lack of operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon acceptance of our platform by the consumer lending market. Should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuing as a going concern .

7.	Our Officers have no experience in operating an online consumer lending platform.

Since our Officers and Directors have no experience in operating an online consumer lending platform, they may make inexperienced or uninformed decisions regarding the development of platform for this market, the operation of our business, or the marketing of our platform, which could harm our business and result in our having to suspend or cease operations, which could cause investors to lose their entire investment.

Risks Relating to Our Business

8.	Our executive Officers and Directors have significant voting power and may take actions that may be different than actions sought by our other stockholders.

If we are successful in selling all 1,000,000 shares being offered in this prospectus, our Officers and Directors will own approximately 61.54% of the outstanding shares of our common stock.

These stockholders will be able to exercise significant influence over all matters requiring stockholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

9.	Our Officers and Directors are located outside of the United States and our assets may also be held from time to time outside of the United States.

Since all of our Officers and Directors are located outside of the United States, any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

Our assets may also be held from time to time outside of the United States. Since our Directors and executive Officers are foreign citizens and do not reside in the United States, it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive Officers in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you would have a cause of action against these persons or against us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or against the Company.

10	We may not be able to raise the required capital to conduct our operations and develop and commercialize our product.

We were incorporated on August 2, 2011. We currently have not completed development of our online consumer loan comparison platform and we have no agreements with potential clients, nor any revenues. Although we have begun development and initial planning for the marketing of our online consumer loan platform, we may not be able to execute our business plan unless and until we are successful in raising funds in this offering. We anticipate that we will require the gross proceeds we hope to raise from the sale of shares offered under this offering in an amount of $100,000 to commence operations and continue our planned activities during the next twelve months. If the securities being offered under this prospectus are not fully subscribed for or if we do not generate any revenues during our first year of operations, we may require additional financing in order to establish profitable operations. Such additional financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure any needed additional financing may have a serious effect on our company's ability to survive. At this time, there are no anticipated additional sources of funds in place.

If we continue to suffer losses, investors may not receive any return on their investment and may lose their entire investment. Our prospects must be considered speculative in light of the risks, expenses, and difficulties frequently encountered by companies in their early stages of development, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we anticipate we will operate. To attempt to address these risks, we must, among other things, further develop our technology and product, successfully implement our development, marketing and commercialization strategies, respond to competitive developments, and attract, retain, and motivate qualified personnel. A substantial risk is involved in investing in us because, as an early stage company we have fewer resources than an established company, our management may be more likely to make mistakes at such an early stage, and we may be more vulnerable operationally and financially to any mistakes that may be made as well as to external factors beyond our control.

We expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development and promotion of our platform. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

11.	Our Directors and sole officers own 100% of the outstanding shares of our common stock, and will be able to influence control of the company or decision making as management of the Company.

Mrs. Yafe and Mr. Petuhovs are our sole Directors and officers.  Our Directors presently own 100% of our outstanding common stock.  If all of the 1,000,000 shares of our common stock being offered hereby are sold, the shares held by our Directors will constitute approximately 62% of our outstanding common stock. After sale of all stock, the current Directors will still have a majority control and will still have a majority of the voting power for all business decisions.  Because Mrs. Yafe and Mr. Petuhovs are our only two officers there is no other independent check on their activities, other than our auditors.

12.	Our lack of business diversification could result in the loss of your investment if revenues from our primary product decrease.

Currently, our business is focused on the development and marketing of an online consumer loan borrowing platform. We do not have any other lines of business or other sources of revenue if we are unable to successfully implement our business plan. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the operation of the platform since we do not have any other lines of business or alternative revenue sources.

13.	We need to retain key personnel to support our activities and ongoing operations, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.

The development, promotion, and operation of our online consumer loan platform will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive Officers and other needed key employees and contractors who have critical industry experience and relationships that we will rely on to implement our business plan. The loss of the services of any of our Officers or the lack of availability of other skilled personnel would negatively impact our ability to market and sell our products, which could adversely affect our financial results and impair our growth.

14	Since our Officers and Directors may work or consult for other companies, their other activities could slow down our operations.

Our Officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our Officers and Directors allocate only a portion of their time to the operation of our business. Since our Officers and Directors are currently employed full-time elsewhere, they are each able to commit to us only up to 5-10 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

15.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Most of our current and potential competitors have longer operating histories, significantly greater resources, and name recognition, and a larger base of customers than we have. As a result, these competitors have greater credibility with our potential lenders and borrowers of consumer loans in our target markets. They also may be able to devote greater resources to the development, promotion, and sale of their products and services than we can to ours.

16.
Our results of operations and business prospects and are subject to the economic and political environment in Russia and a change in our ability to provide leads to potential banks and lenders in Russia our business will likely fail.

Our results of operations and business prospects and are subject to the economic and political environment in Russia. Russia has experienced and is continuing to experience political instability in the aftermath of the December 2011 elections.  If Russia's federal or local governments adopt new restrictions, such as those relating to conducting a lead producing service for providing consumer loans in Russia, an internet based business in Russia, taxation, or impose stricter regulations or interpretations of existing regulations, our intended business could be limited and our operating results and financial position could be harmed and our investors could lose all or some of their potential investment in us.

Risks Relating to Technology and Intellectual Property

17.	We need to complete development of our online consumer loan platform.

We have not yet completed the development of our online consumer loan platform. We intend to rely both on employees and on third party independent contractors for software development. These third party developers may not dedicate sufficient resources or give sufficient priority to developing our required resources. There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting qualified software development contractor s. We can provide investors with no assurance that our online consumer loan platform will be developed according to the specifications that we require. If we are unsuccessful in addressing the risks associated with software development, our business will most likely fail.

18.	We may lose clients if we experience system failures that significantly disrupt the availability and quality of our online consumer loan platform.

The operation of our online consumer loan platform will depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for borrowers or lenders. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our platform and cause us to lose licensees or make it more difficult to attract new ones.

19.	If a third party asserts that we infringe upon its proprietary rights, we could be required to redesign our product, pay significant royalties, or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our consumer loan platform violates its intellectual property rights. As the number of online consumer loan platforms in our market increases, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

•	Be expensive and time-consuming to defend;
•	Result in negative publicity;
•	Force us to stop operating our platform;
•	Divert management’s attention and our other resources; or
•	Require us to enter into royalty or licensing agreements in order to obtain the right to operate our platform, which right may not be available on terms acceptable to us, if at all.

In addition, we believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus could decrease our revenues and/or result in losses to our business.

 Regulatory Risks

20.	We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, have materially increased the legal and financial compliance costs of small companies and have made some activities more time-consuming and more burdensome.

21.	We may not have effective internal controls.

In connection with Section 404 of the Sarbanes-Oxley Act of 2002, we need to assess the adequacy of our internal control, remedy any weaknesses that may be identified, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls. We may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If the deficiencies are not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the SEC rules under it, we would be unable to conclude that our internal controls over financial reporting are designed and operating effectively, which could adversely affect investor confidence in our internal controls over financial reporting.

Risks Relating to this Offering

22.
The shares are being offered directly by us without any minimum number of shares necessary to be sold. Accordingly, there is no guarantee that we will be successful at raising sufficient funds from the proceeds of this offering to execute our business plan.

There is no assurance that we will be successful in raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives, and there will be a greater likelihood that investors will lose their entire investment because of the lack of sufficient funding. In addition, given our expected offering expenses, we must sell at least 20% of the securities being offered to avoid losing money in this offering.

23.	NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

24.	There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, our common stock will be eligible for quotation on the OTC Bulletin Board. However, quotation of our common stock on the OTC Bulletin Board is dependent on our finding a market maker willing to file an application for quotation on our behalf. We do not currently have a market maker and there is no guarantee that we will find a market maker willing to file an application for quotation or that any such application will be successful. If, for any reason, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board, or we do not find a market maker willing to file an application for quotation, or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

25.	The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

26.	State securities laws may limit secondary trading, which may restrict the states in which you may sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. We currently do not intend to register or qualify our stock in any state. Because the shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

27.	Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

You should note that our stock is a penny stock. Pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-9 and Rule 3a(51)-(1), "penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers prior to a transaction in a penny stock not otherwise exempt from those rules. Under Rule 15g-1 and Regulation D, the term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

28.	We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

29.	We have not yet engaged the services of a transfer agent which may affect our stockholders’ ability to transfer their shares in the Company.

We have not yet engaged the services of a transfer agent, and until a transfer agent is retained, we will act as our own transfer agent. The absence of a professional transfer agent may result in delays in the recordation of share transfers and the issuance of new stock certificates, which has the potential to disrupt the orderly transfer of stock from one stockholder to another.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 29, the Management's Discussion and Analysis or Plan of Operation section beginning on page 34, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

 USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our shares in this offering will be approximately $80,500, after deducting the estimated expenses of this offering. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $19,500 for legal, accounting, printing, and other costs in connection with this offering. We may not be successful in selling any or all of the securities offered hereby. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We expect to use any proceeds received from the offering for general corporate purposes, including working capital needs set forth in our plan of operation as described below in Management’s Discussion and Analysis or Plan of Operation. Our Officers and Directors will not receive any compensation for their efforts in selling our shares. Our management will have broad discretion in the application of the net proceeds of this offering. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds received from this offering temporarily until we use them for general corporate purposes.

We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.10 per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of October 31, 2011, was negative $4,500 or negative $0.0028 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of October 31, 2011, as adjusted to give effect to the receipt of net proceeds from the sale of 1,000,000 shares of common stock for $80,500, which represents net proceeds after deducting estimated offering expenses of $19,500. This represents an immediate increase of $0.0320per share to existing stockholders and an immediate and substantial dilution of $0.0708 per share, or approximately 70.77%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of October 31, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase all of the shares being offered in this offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.10 per share of common stock.

Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Assuming 10% of shares sold in the offering	Shares
	Number	Percent	Amount

Existing Stockholders	1,600,000	94%	$24,000
New Investors	100,000	6%	$10,000
Total	1,700,000	100%	$34,000

Assuming 25% of shares sold in the offering	Shares
	Number	Percent	Amount

Existing Stockholders	1,600,000	87%	$24,000
New Investors	250,000	13%	$25,000
Total	1,850,000	100%	$49,000

Assuming 50% of shares sold in the offering	Shares
	Number	Percent	Amount

Existing Stockholders	1,600,000	76%	$24,000
New Investors	500,000	24%	$50,000
Total	2,100,000	100%	$74,000

Assuming 75% of shares sold in the offering	Shares
	Number	Percent	Amount

Existing Stockholders	1,600,000	68%	$24,000
New Investors	750,000	32%	$75,000
Total	2,350,000	100%	$99,000

Assuming 100% of shares sold in the offering	Shares
	Number	Percent	Amount

Existing Stockholders	1,600,000	62%	$24,000
New Investors	1,000,000	38%	$100,000
Total	2,600,000	100%	$124,000

PLAN OF DISTRIBUTION

There Is No Current Market for Our Shares of Common Stock

There has been no market for our securities. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved. Our shares of common stock will be offered at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter will be sold at prevailing market prices or privately negotiated prices.

The OTC Bulletin Board is maintained by FINRA. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-9 and Rule 3a(51)-(1), "penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers prior to a transaction in a penny stock not otherwise exempt from those rules. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock. The compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

 The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 1,000,000 shares of common stock. The offering price is $0.10 per share. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 1,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust, or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful in raising additional funds, we will have to suspend or cease operations.

We will sell the shares in this offering through our Officers and Directors. The Officers and Directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our Officers and Directors satisfy the requirements of Rule 3(a)4-1 in that:

1.	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
2.	None of such persons is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	None of such persons is, at the time of his participation, an associated person of a broker-dealer; and
4.
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

 As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering may be used to pay the salaries, if any, of our Officers.

As our Officers and Directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the Registrant and its Officers and Directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our Officers and Directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We intend to sell the shares in this offering through our Officers and Directors. Once the registration statement is effective, our Officers and Directors will contact individuals and corporations with whom they have an existing or past pre-existing business or personal relationship and will attempt to sell them the shares. Upon being declared publicly reporting, we intend to explore other legal means of promoting the sale of shares of our common stock. If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "I LOAN INC".

Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available for our use to further the development and business of the Company.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, Officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our Officers are appointed by our Board of Directors and hold office until the earlier of their death, retirement, resignation, or removal.

  Our Officers and Directors and their ages and positions are as follows:

Name	Age	Position

Rivka Ruth Yafe	20	Director, President and Treasurer
Sergejs Petuhovs	38	Director and Secretary

Mrs. Rivka Ruth Yafe

From October 2011 until present Mrs. Rivka Ruth Yafe, Our Chief Executive and Financial Officer, has been employed at Matrix Ltd. in  Jerusalem, Israel.  Mrs. Yafe is working in the software engineering department as a computer programmer and writing code for software applications in the following computer languages:  wps, html, asp,  java and sql.    Between 2008-2010, Mrs. Yafe was a student at Maalot College with a focus in computer programming in Jerusam, Israel.   At Maalot College Mrs. Yafe completed her coursework and is currently working on her final dissertation which is required in order to receive her technical degree in software engineering.  Mrs. Yaffe’s dissertation is based on internet marketing and programming. In addition, Mrs. Yafe is enrolled at the Michlelet Bait Vagen College in Jerusalem, a fully accredited academic institution from which she anticipates to receive her Bachelors of Science in computer sciences in 2013.

Mrs. Yafe is a skilled computer programmer and is able to write software applications in the following computer languages :  wps, html, asp,  java and sql.

Her employment at Maalot is part time and is a paid position. She possesses the internet and web based knowledge in order to ensure that the company’s technical and internet strategy are successful.

Mr. Sergejs  Petuhovs

Mr. Sergejs  Petuhovs is currently employed as an installation engineer at Sintek in London, England where he is employed full time, paid position  as a electronic installation engineer.  He has been in this position since January 2011.  His job requires a hands on presence as he is responsible for installing, maintaining and repairing electronic equipment in customers homes.  This position is a paid, full time position.   From  February 2009 to  November 2010 Mr. Petuhoys was employed at A-ml as installation engineer in Riga, Latvia.  There he was responsible for repairing and installing large scale air conditioning systems in commercial premises. This position was a paid, full time position. From September 2005 to December 2008 Mr. Petuhovs was the sales manager at Autoexpo in Riga, Latvia where he was responsible for organizing the yearly auto expos.  Mr. Petuhovs position required oversight over ten sales personal whose job was to sell vehicles to people who visited the auto expo in subsequent months after the exposition.   This position was a paid, full time position.   From 2002-2005 Mr. Sergejs Petuhovs was employed as an engineer at BaltOst Geo a geological prospecting and research company. This position was a paid, full time position.  In this position, Mr. Petuhovs assisted with drilling/sampling/and recording the prospecting that was taking place on several job sites. In 1996 Mr. Petuhovs was awarded a technical degree from Rigas Aviacijas University in Electrical Equipment and Systems.

Mr. Petuhovs posseses the language skills, negotiation skills, and sales skills to assist the company in its Russian language operations.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

Involvement in Legal Proceedings

None of our Directors, nominee for Directors, or Officers has appeared as a party during the past ten years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

Board Leadership Structure

The Company has chosen to combine the principal executive officer and Board chairman positions. The Company believes that this Board leadership structure is the most appropriate for the Company for the following reasons. First, the Company is a development stage company and at this early stage it is more efficient to have the leadership of the Board in the same hands as the principal executive officer of the Company. The challenges faced by the Company at this stage – obtaining financing and performing research and development activities – are most efficiently dealt with by having one person intimately familiar with both the operational aspects as well as the strategic aspects of the Company’s business. Second, Ms. Yafe is uniquely suited to fulfill both positions of responsibility because she possesses technical  and other experience with start-up companies.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting Officers; however, the Company plans to implement such a code in the second quarter of 2012.

Potential Conflict of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. The Board dedicates time at each of its meetings to review and consider the relevant risks faced by the Company at that time. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December  27 , 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current Directors and executive Officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 1,600,000 shares of our common stock issued and outstanding as of December 27, 2011 . We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (²)	Position	Amount and Nature of Beneficial Ownership	Percentage of Class(¹)

Common Stock	Rivka Ruth Yafe	President, Treasurer and Director	1,000,000	62.50%
Common Stock	Sergejs Petuhovs	Secretary and Director	600,000	37.50%
All Directors and Officers as a Group (2 people)			1,600,000	100%

(¹)	Based on 1,600,000 shares of our common stock outstanding.
(²)	The address for Ms.Yafe is 5 HaRimon St. Kiryat Yearim Israel 90838.
The address for Mr. Petuhovs is A.Peglava 55-21 Riga Latvia.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Future Sales by Existing Stockholders

As of the date of this prospectus, there are two stockholders of record holding a total of 1,600,000 shares of our common stock. All of our issued shares of common stock are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Of these 1,600,000 shares, all of the  shares held by our “affiliates”, as such term is defined in Rule 144, may be sold in the public market commencing one year after their acquisition, subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale. Under Rule 144, shares held by a non-affiliate can be sold publicly, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See the section entitled “Dilution” above.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by our existing stockholders under the Securities Act. None of our stockholders are entitled to registration rights.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

In accordance with Section 3 of Article IV of our bylaws, each outstanding share of stock having voting power is entitled to one vote at a meeting of the stockholders. To the knowledge of our management, at the date hereof, our Officers and Directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See "Security Ownership of Certain Beneficial Owners and Management".

We refer you to our Certificate of Incorporation and Bylaws which form a part of this registration statement for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. We intend to retain a transfer agent as soon as practicable following the effectiveness of this Registration Statement. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock. Our Officers do not have any experience acting as a transfer agent for publicly traded securities.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, assuming all of the offered shares are purchased, we will have a total of 2,600,000 shares of common stock outstanding. The 1,000,000 shares sold in this offering will be freely tradable without restriction, or further registration under the Securities Act, unless those shares are acquired by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining 1,600,000 shares of common stock outstanding will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 16,000 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to October 31, 2011, included in this prospectus have been audited by Weinberg & Baer LLC., as set forth in their report included in this prospectus.

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Jonathan D. Strum.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that Directors and Officers shall be indemnified by us to the fullest extent authorized by the Laws of Delaware, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The Bylaws also authorize the Board of Directors to indemnify any other person who we have the power to indemnify under the Delaware Revised Statutes, and indemnification for such a person may be greater or different from that provided in the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was incorporated on August 2, 2011. We have commenced only limited operations, primarily focused on researching publicly available information as to the market for lead providers for consumer loans in Russia, preliminary capability tests of our technology and on organizational matters in connection with this offering. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have (i) conducted market research about major Russian institutions who are active in the consumer lending market, and (ii) reviewed and analyzed the attributes of several types of content management systems. See Research and Development Activities and Costs on page 31. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations, or the purchase or sale of a significant amount of assets not in the ordinary course of business. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan which we have begun to implement. Neither the Company nor its Officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we do not expect to generate revenues prior to four months after raising the necessary funds to complete development of our online consumer loan platform. We do not currently have sufficient capital to fully operate our business, and, even assuming the success of this offering, we may require additional funding in the future to sustain our operations for activities beyond those listed below. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Outlined on page 36 of this Registration Statement as Milestones is a chronological itemization of the plan of operation that we intend to achieve over the next twelve months. We believe that that the proceeds from the offering will satisfy cash requirements for the next twelve months and if such funds are raised then it should not be necessary to raise additional funds to meet the expenditures required for operating the business of the registrant for the next six months, including to complete our website and market to potential lenders and borrowers.

We intend to engage in the development of an online consumer loan comparison platform that will provide online consumer loan comparisons for borrowers and lead services generations services (and at a later stage fees from loans accepted) for lenders in order to allow them to offer and receive consumer loans in several geographical markets via our websites.

Our offices are currently located at 5 HaRimon St. Kiryat Yearim Israel 90838. Our telephone number is (866) 365-8141.We do not currently have a website; however we have reserved a domain name (www.i-loan.co).

Recent corporate developments

In summer 2011 we conducted market research of the banks in Russia and their online marketing practices. As a result we identified over 100 banks that issue consumer loans in Russia and, among them, 30 key players offering online consumer loan application option to potential borrowers: these key players will be listed in our search engine on the comparison site. Consumer loans are on the rise in Russia, especially such types as Credit Cards, which despite the economic crisis of 2007-2009 showed 68% growth from year 2007 to mid-2011 and forecasted to grow by at least 30% in 2011. Car Loans grew by 58% in 2011 over 2009, after a big plunge in 2009 during the global financial crisis.,

Owing to rich natural resources Russian economy is growing at a pace that contributes to emergence and growth of middle class population that has stable and growing incomes and is motivated to take loans to buy products and services which they could hardly afford just a few years ago. Russia has population of over 140 million, and internet coverage of 43% and growing, which results in around 60 million current internet users (source: www.wikipedia.org ) . This is a very satisfactory environment for any e-commerce activity, which is relatively undeveloped in Russia: e-commerce accounts for only 0.5% of Russia’s GDP compared with 7% in Britain ( source: Russia Briefing )

After conducting our own market research, we established that there is a limited number of web sites in Russian that offer instant online loan comparison market is very weak.  There less than a dozen of websites providing or claiming to provide some type of comparison services of financial products (see the full list in the section Our Competition), but with none of them offering both: 1) instant comparison of products and 2) possibility to apply for loan online. At the same time banks are very interested in this market, with several global players active or entering this market by means of acquiring local banks or providing them financing for consumer loans products (BNP Paribas, Societe Generale, Citibank, Goldman Sachs Unicredit, GE Money, Raiffeisen, Nordea). Most of the banks have the online application option for consumer loans. There is a great opportunity for a serious online loan lead service with focused and targeted service and user friendly design to enter this market.

We defined mix of the products, built set of keywords/phrases, and designed preliminary structure of our first Russian website. In addition we have outlined market research assignments for several other markets of highest interest, such as: Brazil, Portugal, Turkey, Kazakhstan, Ukraine, Poland; and when we will be ready to launch in these languages we will outsource to  native language speakers that are qualified to help us carry on the research.

The Market Opportunity

Consumer loans constitute major part of income generating products of traditional retail banks. Common forms of consumer credit include credit cards, store cards, auto finance, personal loans, consumer lines of credit, retail installment loans, education loans, etc. After the slowdown of consumer lending due to global economic recession in 2007-2009, the industry experienced growth in 2011 (at the end of 2011 global consumer loans outstanding totaled 5.47 trillion EUR a 2.5% increase from 2009, source Credit Agricole Consumer Finance ) and is expected to grow globally at average annual rate of 4.3% in the period 2011-2015 ( source: Global Consumer Finance by Datamonitor ).

Consumer loans by nature are relatively short-life financial products with average maturities between 1 to 3 years. Typical consumer in economically developed economies has a few types of loans simultaneously: such as car loans, few credit cards, and several purchase installment loans. The market is very competitive on the supply side, therefore current products and rates offered are in constant change and lenders are challenged and tempted to constantly monitor the market and change lenders as soon as maturity of existing loans is due. The great number of suppliers, complexity of product mix and huge amount of transactions taking place every day create opportunity for various agents that act as advisors to final borrowers helping them to collect, analyze and make decision about the choice of financial products and from which suppliers (lenders) to take the loan from. Companies such as iLoan who collect leads of interested borrowers are an important channel of client acquisition for the lenders.

The size of consumer lending markets varies greatly among regions. The five largest markets in the world are: USA, Japan, Canada, UK, and Germany, accounting for 62% of total global outstanding consumer loans.  These countries, with exception for Germany, which is replaced by Australia, have also highest consumer debt per person ratios, with Canada’s residents having by far largest outstanding consumer debt per person - 10,157 EUR (~ 14,600 USD), and with emerging countries’ (Brazil, China, Russia, Turkey, Indonesia) indebtedness levels being just a fraction (3%-15% ) of “rich world” indebtedness levels:

Source: Consumer Credit Panorama of Sofinco

The global consumer market recovered in 2011 by 2.5%. However, this global increase conceals a decoupling of emerging countries, where there is the strong growth in consumer lending, from several developed countries, which were still shrinking in 2011 suffering consequences of the recent financial crisis:

Source: Consumer Credit Panorama of Sofinco
The significant disparity between consumer debt per person between developed and emerging markets as well as strong growth in consumer lending in the emerging markets show that these markets provide greater business opportunities for existing and new players: both lenders and middlemen.

Strong competition between banks on the consumer lending market accompanied by the increasing number of internet users has showed the development of online marketing and sales channels being developed by most leading retail banks since early  2000. The internet is already a significant transaction place for online banking in developed countries, with emerging countries catching up: e.g. every 3 rd European uses online banking and there are no signs of slowdown in adoption by 2020 more than 60% of Europeans may use online banking ( source: Deutche Bank research of online banking ). The share of consumers performing most of their transactions on-line is expected to constitute a major share of customers in coming years. In addition, the on-line marketing and sales channels constitute just a fraction of investment and running cost of traditional retail bank branches: that provides strong incentives for banks that pursue cost cutting strategies to invest in online banking and online marketing channels.

Looking from a consumer point of view finding the cheapest loan is of the most importance and by using our service it will, allow customers to search for best offers and compare products prior to making decision about choosing a particular product and its supplier. Traditional ways to receive a quote from a bank would involve hours and even days of form filling and preparation of documents and references, and then several days of evaluation by the bank credit committee prior to quote for the particular loan  given. Recently most banks simplified this process to just a simple on-line application form, that requires 5 to 10 minutes to fill, after which a customer might get a non-binding quote as fast as in 1 hour time. iLoan’s concept takes the comfort of the customer in the process to the next level, where the potential borrower has a  simple tool allowing him to grasp what is offered by various lenders at the moment, to choose the best offer, and to apply for the loan: and that all in just 5 to 10 minutes. The benefit for consumer is both: saving on interest expenses and saving of time.

 Our strategy is to penetrate the less saturated (both from indebtedness and competition perspectives) online consumer lending markets by providing quality guidance to potential borrowers seeking for loan information online. By applying Search Engine Optimization (SEO) techniques our specialized consumer loan comparison websites will take leading positions in search result by keywords in main search engines (primarily Google) thus becoming main channels for potential borrowers to reach best online lending offers by banks. This way we intend to become a major supplier of new borrowers to the banks in the target countries.

Our revenue stream will be formed by banks paying for each borrower, which arrived to the bank through our website. The price of lead will be pre-negotiated with partner-banks.

Our intention is to create a brand name so that in a few years’ time iLoan will be a brand name for “online market place of consumer loans” in the relevant target markets, thus becoming the major client-acquiring channel for consumer loans lenders.

Our Product

Our websites will provide 2 main services to the potential borrower: a) instant comparison of current offers for specific type and amount of loan the customer is seeking, b) application for loan in a bank of choice on-line. The following chart describes the principal customer experience process with iLoan comparison websites:

In addition, as the websites gain popularity and achieve expected traffic, we intend to form partnerships with professionals (lawyers, journalists, market experts) whereby they will become featured experts that provide general free of charge legal advice, market overviews and other related services and information, in exchange gaining popularity and recognition, and, hence, potentially more clients.

To keep our overheads low we intend to outsource web-design and programming operations to external programmers and designers. We will not hire a full time programmer or web-master.  An outsourced company will perform the programming. Once the site is launched minor adjustments will be needed on a regular basis, which will also be outsourced. Websites will have administration interface, so that we can work with the site content directly without turning to the programmers.

A typical website will contain:
-
loan comparison request form and resulting chart (main parameters to be compared: available amounts, effective interest rates, lending term, monthly payments). The comparison chart will contain links to the relevant online application forms on a respective bank’s website;

-	featured offers: lowest interest rates, higher amount available per certain type of loan, simplified application process, fastest loan issuance procedure, etc;

-	description of typical consumer loans issued by banks and other lenders at the target market;

-	description of most popular consumer loan issuing banks and other lenders and their consumer loan products;

-	loan simulators/calculators;

-	articles and news on the consumer loans and related topics;

-	legal advice by partner lawyers.

Target Market

Online personal finance advisory and ,particularly, financial products comparison sites have been developed and widely used by consumers in several countries, such as USA, Canada, Australia and UK. There are several successful and profit-making players on the markets with up to 1 million of users each (Mint.com, Buxfer.com, moneysupermarket.co.uk, personalloan.co.au, etc.), as well as thousands of smaller middlemen of various profile active online.  It is very hard to enter and win a share in these markets. Most of the global website developers’ activity is concentrated in the English speaking world, which happen to have the most clients who have the highest debt ratio ( source: Consumer Credit Panorama of Sofinco ).

We will concentrate our effort on less competitive and developed markets. We have decided to initially provide leads in the Russian market. We do not intend to provide any banking or lending service rather a platform for the comparison of consumer loans in the target market

Once we have achieved a viable business model in the Russian market then we may view additional markets by analyzing country-by-country the stage of development of online loan application possibilities offered by the banks. Other factors, such as recent entry or decision to enter taken by large global banks into a particular country, as well as fast growth of number and volume of consumer loans issued in a country will also be taken into account to identify the most attractive markets for our follow-on websites.

Our aim is to enter and take a lead producing position in the emerging online loan application market place. Our strategy is to become a lead producer for lenders. Our target audience will be any lender searching for persons comparing consumer loan solutions online.

Our task will be to identify the most popular keywords and phrases that people use when searching in every particular market in order to catch their requests and channel through our comparison and online application engines to the lenders. Keywords search and analysis is done with the help of free software, primarily Google Adwords, which provides statistics of use of keywords in particular region or country, and is very reliable and convenient source of data for our purposes. By conducting in-house research we will analyze which country has what  unique set of most popular consumer finance products as well as possibly some new emerging products: these shall be identified during country study stage, prior to any website building.

Product Pricing

The services will be free of charge for the potential borrower and will be based solely on fees paid to us by the lenders who ultimately provide the loans. It is the lender who will be paying for each of the borrowers that enter into a loan agreement. We intend to charge in the region from 0.5% to 1% of the issued loan amount. This however, depends on various factors, such as general level of lead fees accepted on a particular market, particular product, as well as alternative cost of acquiring on-line clients that banks incur when applying their own on-line client acquisition strategy. Depending on accepted practice on the target markets we might alternatively charge lead fees instead of brokerage fees: i.e. the lender will be paying a certain amount of dollars per each lead (a loan application form filled through our website disregarding whether the application ends up by a loan contract signed or not).

When proposing our services to a bank we will apply several approaches to comparing our offered fee to alternative costs/fees. For example, one of the approaches to pricing the online brokerage/lead services is to compare bank’s costs of attracting a client online. Most banks use search engine pay-per-click services offered by search engines. There are also premium fees offered by the search engines for each particular keyword: the payer of the fee is ensured location on the top of the search results list, this way the payer is guaranteed highest visibility and, potentially, more visits and resulting contracts. Such fee is a good indication of what a bank is ready to pay for acquiring each new customer, and is a good tool in order to evaluate our price negotiation approach prior to offering banks our brokerage services.

Our Competition

Competitive situation will be different on every market, and will be studied during market study of each particular market. But generally our main competition will come from 2 major groups of players: local comparison sites and world-wide players.
Russian market competitors study summary. To date we have only carried on competitive review on Russian market. Below is summary of main potential competitors with most important features analyzed and compared to our intended website features:

		Google	Comparison	Online application for		Types of loans covered:
Name	Type, characteristics	search* page	service? (Yes/No)	loans? (Yes/No)	What does it do	Cash/ Consu mer	Cards	Auto	Mortg.	Business

Future iLoan website(s)	Consumer loans comparison site with loan application option	will appear among the first in the	Yes	Yes	Immediate comparison of consumer loans. Link to lenders' application forms next to comparison results.	x	x	x	x	x

www.sravnisam.ru	Supermarket of services. Best design among all competitors.	does not appear	Yes, Instant	No	Immediate comparison of several categories of services: Money, Communications Tourism, Auto, Sport, Real Estate, Insurance.	x	x	x	x	x

www.kreditovik.ru	Comparison site. Messy design, no obvious service proposition (comparison engine is not on 1st page). Mainly banners with bank offers.	does not appear	Yes, Instant	Yes, but not linked to comparison results	Gives comparison between many banks. Can sort the result table by various categories. No obvious link to bank's pages. Has on-line application to a certain group of banks and their products.	x	x	x	x	x

www.kreditagent.ru	General site on banks and bank loans.	does not appear	No	No	no search, no comparison, no application form. All links seem to be GE Money ads. Looks like general information portal on banks

www.notrehr.ru	Comparison site. No obvious service proposition.	appears on the 1st search page	Yes, not instant	Yes, but not directly on banks' websites	Offers to fill in general form, claims sending my requests to banks and promises to come back. Demands name, email and telephone, region of residence. Does not specify what type of loan.	x	x	x	x	x

www.credit.ru	General site on consumer loans, with application form.	appears on the 1st search page	Yes, not instant	Yes, but not directly on banks' websites	Offers to fill in general form. Promises to come back with several most relevant offers. No immediate comparison. First page has list of banks offering fast money loans, no details of conditions.	x	x	x	x	x

http://kreditcentre.com	Consumer loans site with application forms only	does not appear	No	Yes, but not directly on banks' websites	Has only application form. Claims to send to some banks and promises to come back by calling me.	x		x	x	x

www.banki.ru	Comparison site without possibility to apply.	appears on the 1st search page	Yes	No	Gives immediate comparison, but does not forward me to bank form I choose. After search above the results has link to a specific bank offer page (paid advertisements)	x	x

www.100creditov.ru	Mortgage and consumer loans broker site. Application forms only, no comparison.	appears on the 1st search page	No	Yes, but not directly on banks' websites	Claims that sends my request to all banks of my region, and promises to send me 5 best proposals back. No immediate comparison.	x	x	x	x	x

www.myfins.ru	Banking news portal with loan application forms.	does not appear	No	yes	No Comparison, provides list of partner banks with links to their on-line application forms	x	x		x

* search key words: "consumer loan" in Russian

Competitive Advantages

Our first priority is entering the Russian loan market.  For example, in contrast to existing competition on Russian market our websites will be first on the market offering both services:
•	instant comparison of loan products from majority of existing lenders

•	and possibility to apply for loan immediately after comparison

Beside the first to the market strategy our websites are intended to have the following competitive advantages compared with our potential competitors:
•	Thorough analysis and careful choice of set of keyword/phrases to attain a leading position in search engines;

31

•	Simple, clean, crisp and functional design;

•	Focus on user utility;

•	Focus on most popular products, trying to achieve higher share of traffic for products that have higher conversion rates (visitor to contracts signed);

•	Creation of parallel one-product sites (e.g. Car Loans, Credit Cards) to catch as much traffic for most popular products.

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We will be developing our online consumer loan platform.

Dependence on One or a Few Major Customers

The nature of our product offering does not mandate any dependence on one or a few major customers, as we expect that our platform will be used by borrowers and lenders in the targeted geographical locations. Negotiations and signing lead agreements with lenders is a gradual process in each particular target market. We expect to enter into agreements with few (from 5 to 10) banks and other consumer loan lenders in the first months after a website is launched. Therefore, in the beginning revenue stream will naturally depend on few customers. However, as website visibility and therefore traffic of potential borrowers will be growing, more contracts will be signed with more lenders, thus decreasing dependence on few customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any revenue share agreements or other contracts that have given, or could give rise to, obligations or concessions. We are developing the platform and intend to protect our platform on the basis of applicable copyright, trade secrecy, trademark and trade name laws. We have researched the availability of the trademark “I Loan,” and we did not locate any trademark registrations with the USPTO that included the term “I Loan.” We may also effect a “new method of business” type of patent, although we anticipate that our business model may be replicated or adapted by our competitors over time. Beyond the current version of our platform and our trade name, we do not hold any other intellectual property.

Research and Development Activities and Costs

The Officers of the Company are developing and carrying out preliminary capability tests on our website platform by  reviewing several types of content management systems to ascertain which is best suited for our platform. We looked at Joomla, Mod X, Drupal, Type Pad, PHP Nuke and Word Press. Each system has its good points and its bad points. They all support RSS, video and discussion. We will complete our review after weighing the attributes of overall functionality versus difficulty to customize.

Costs and Effects of Compliance with Environmental Laws and Regulations

We are not in a business that involves the use of materials in a manufacturing stage where such materials are likely to result in the violation of any existing environmental rules and/or regulations. Further, we do not own any real property that could lead to liability as a landowner. Therefore, we do not anticipate that there will be any substantial costs associated with the compliance with environmental laws and regulations.

Employees

We have commenced only limited operations; therefore, we have no employees. Our Officers and Directors provide service to us on an as-needed basis. When we commence full operations, we will need to hire additional support staff as well as software developers. We plan to hire a sales representative in or around four months from the successful completion of this offering to assist in promoting our online consumer lending platform. For a detailed description see "Plan of Operation".

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K. While we intend to become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, such as quarterly reports on Form 10-Q and current reports on Form 8-K.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, together with other filed materials, which you may read and copy without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of this site is http://www.sec.gov .

DESCRIPTION OF PROPERTY

We do not own any real property. We currently maintain our mailing address at 616 Corporate Way, Suite 2-3523, Valley Cottage, NY 10989 and our principal executive offices at  5 HaRimon St., Kiryat Yearim Israel 90838. Our Officers currently work out of the home offices in order to reduce costs.  This work space has been provided to us by our Directors and we do not pay monthly rent for use of this space. This space is sufficient until we complete the development of our platform.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 8of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed development of our platform and demo website. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

In our management’s opinion, there is a potential demand for our platform and on-line consumer loan comparison engine.

 To meet our need for cash, we are attempting to raise money from this offering. We intend to sell up to a maximum of 1,000,000 shares of our common stock through this offering, which would generate up to $100,000 in gross proceeds. We believe that this will allow us to complete development of our websites and platform, market our websites, and remain in business for the next twelve months. If we are unable to generate revenues after ten months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we raise less than the maximum amount and need additional funds, we may seek to obtain additional funds through a second public offering, private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.

Activities to date
We were incorporated under the laws of the State of Delaware on August 2, 2011. We are a development stage company and as such our Directors conducted informal market research prior to our incorporation. We currently have no employees. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational and start-up activities.

We have conducted market research into the consumer loans market of Russia, which will be one of the first markets for our websites launch.

Our research covered:

•	Identification of consumer loan lenders,

•	Identification of types of consumer loan products offered,

•	Identification of potential competitors and their proposition,

•	Search and analysis of most popular search keywords and phrases.

We have also identified 30 most promising target markets based on competitiveness, internet coverage, income and population size criteria.

Plan of Operation

Our plan of operation is to become an on-line consumer loan comparison engine in Russia as the first country of entry and to eventually expand to 5 – 7 target markets. Subject to us raising the funds necessary to launch our websites we initially intend to focus on the following activities:

•	We have conducted the market research for Russia in the summer of 2011;

•	We have started to write the content for our web site.

•	In December/January we plan to hold discussions with at least two web programmers and to get offers for project design and delivaribility.

•	By January 2012 we will negotiate with a web site programmer and negotiate his fees to start the design draft;

•
From March through September we will begin market research of 3 to 5 additional target markets (choosing from one the following: Turkey, Brazil, China, Indonesia, Poland, Mexico, Argentina. The market research shall be conducted by own means or with attraction of part-time employees native to the market to overcome possible language barriers);

•	In May 2012 we will launch the first Russian web-site in the trial mode;

•	By April we will start advertising our web site using SEO marketing,

•	During Summer 2012 we will negotiate and sign lead generating with first 5-10 lenders on the Russian market;

•
In Fall 2012, based on finding of the research 2 new target markets will be identified; we will start building websites in the relevant languages so that be able to launch them in trial mode in the beginning of 2013.

We intend to build universal administered typical site structure by employing outsourced web-design programmers. This site structure will be then used and copied for every website without the need to create a separate new structure, which minimizes investment cost per each website.

The market study is conducted to identify if there are enough players (min 4-5 major banks) that have on-line loan application option. To identify most popular consumer lending products, conditions of lending, and to identify the main players that offer loan comparison and on-line application services. It is a relatively cheap and fast study that is conducted on-line whereby we: a) identify most popular banks, b) check types of loans they offer, c) check whether they have an on-line application form, d) check potential competition. i.e. comparison sites. We will either conduct it by our own means or employ and instruct a native speaker to help us collect the data.

Keywords analysis and choice is the following step aiming to define 25-40 main keywords/phrases which will be basis for the website. Keywords shall include both generic words or phrases, like “consumer loan”, “car loan”, “credit card”, etc. as well brand names such as “GE Money”, “CitiBank”, “Bank of America”, that are either associated with consumer lending in consumer mind or which are the strongest consumer lenders with online application option, or both. It is important to identify most popular keywords to enable the future website to catch most of the search traffic. It is also important to identify the keywords that are next to the most popular ones, in order to avoid extreme competition: e.g. words “loan”, “money”, “debt” while extremely popular and having huge traffic would be too a broad and overused by other players, while “consumer loan”, “money loan”, “personal debt” will have traffic 5 to 10 times less, but with tiny attention from other players, thus representing good traffic potential for our sites with relatively low competition for users attraction. For analysis of the keywords Google AdWords application is used, it is free of charge online tool available for most of the target markets.

Site content writing . After the set of keywords is identified a page shall be written per each of the keywords (both generic words/phrases and brand names). We will develop standardized structure and outline of typical page to allow page writers (native speakers) faster content writing and to control quality of our content. Each site will also require minor adjustments in the site structure, which can be performed by our board members  on the administered site structure, without the need to hire programmers to coding and reprogramming work.
Then the site is launched in the trial mode . It takes time for the search engines to evaluate and index the sites and then to get traffic of users. During the trial mode we will continue monitoring keywords and phrases and adjust or add content of the website, if necessary to maximize the traffic.

Once the sites start to show traffic and channel it into the chosen banks’ loan online application forms, we will turn to the banks with our brokerage/lead service offer. Preliminary offers and negotiations will be conducted by the means of phone and online communication with bank managers, with eventual visit to the country for final negotiations and signing with several banks per 1 visit.

For the first web-site site content writing will be performed by our board members. After the first year we expect that each site will have a part time site supervisor, who will be responsible for content update and will conduct keyword monitoring .

Sales strategy

Our business model is based on effective catching and channeling of already existing (and expected to rapidly expand) traffic of consumers seeking personal loans. Our main efforts are concentrated on building correct SEO model for each of the target markets. Once that goal is reached the traffic will generate revenues every day, and our task will be to continue monitor search patterns of our target audience and adjust our sites accordingly to keep that traffic channeling through our site.

Our target is to attract and channel through iLoan websites 3-5% of borrowers that apply for loans online in the 1 st year after each website is launched in each target market. We intend to channel though the iLoan websites up to 10%-20% of the online applicants in the 2 nd to 3 rd years of operations in each particular target market, thus becoming one of the online loan comparison and brokerage market leaders.
We anticipate that our 1 st website will be launched by May 2012 and will be followed by next site launches starting from beginning of 2013, reaching up to 9 websites in 3 countries (2-4 websites per country) at the end of the second year of operations. Each site will start generating revenues in the 2 nd to 3 rd month after launch.

Marketing strategy

The initial and core iLoan marketing strategy will primarily rely on the SEO methods and techniques. This approach allows us to keep costs of advertising virtually zero at the initial stage of operations. Thorough analysis of potential borrower’s search patterns allows us to build websites that will be visible among the first in the search engines. Our focus is narrowed down to the potential borrowers making their own online research of loan products. These are motivated consumers who are trying to make their own comparison of various offers by lenders, and seeing our loan comparison proposal in the first lines of their search results they will be tempted to visit our site which offers them exactly what they are searching for – comparison.

White label comparison websites

The white label websites are websites designed for one company/product/service and then rebranded by other market participants to make it appear as their own websites. This way the adopters save time necessary for development of their own site and make entry to the market quicker. Business on the Internet is developing and evolving much faster than in traditional markets. White label, therefore, is a good solutions for certain types of websites, which can be easily adopted for a new market or new product or service offered by the company entering or expanding on the market. It is also a good solution for companies that have a great product or service to offer but have no or little online experience and expertise.

To generate additional revenue we intend to leverage our concept and to offer white label comparison websites to developers on other markets and of other types of products/services. We will be offering the white label websites for personal loan comparison to the participant in the markets which we do not intend to enter, but which nevertheless present good opportunities for development of such type of business.

We also will market our white label comparison websites to those who want to offer comparison and brokerage (lead generation) service in the online markets for such services and products as insurance, mortgage, travel, cars, real estate, etc. Our potential white label buyers would be existing traditional mortgage and insurance brokers, travel agents, real estate brokers that have currently little or no presence online.

We intend to offer our white label comparison websites at a price between 30,000 to 75,000 USD depending on potential of the market or product. Besides selling the websites we might also advise the buyer on SEO techniques and effective market entry strategy.
We foresee generating from 50,000 USD up to 250,000 USD annually in the white label activities.

 Expenditures

The table below shows the intended net proceeds from this offering that we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Percent of Net Proceeds Received

					Maximum
Percentage of Offered Shares Sold	10%	25%	50%	75%	100%
Shares Sold	100,000	250,000	500,000	750,000	1,000,000
Gross Proceeds	$10,000	$25,000	$50,000	$75,000	$100,000
Less Offering Expenses	$(19,500)	$(19,500)	$(19,500)	$(19,500)	$(19,500)
Net Offering Proceeds	$(9,500)	$5,500	$31,500	$55,500	$80,500

Subject to our raising additional capital, the following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months:
Legal and Accounting	$20,000
Building of 1st Website	$5,500
New Markets Research	$4,000
Websites Support and Content Update	$10,000
Overheads	$5,000
Travel	$11,000
Miscellaneous	$5,000
Total	$60,500

 We hope to sell all of the shares offered in this offering, but we believe that we would be able to execute on our business plan if we sell 30% of the shares offered.  We will be unable to execute on our business plan if we sell less than 75% of the shares offered in this offering.   We must sell at least 20% of the shares being offered to avoid losing money in this offering.

Sale of 10% of Shares Offered in this Offering: If we receive gross proceeds of $10,000, we will not have any funds available following payment of the costs related to this offering and we will not be able to implement our plan of operation as detailed in this section.

Sale of 25% of Shares Offered in this Offering: If we receive gross proceeds of $25,000, we will only have $5,500 available following payment of the costs related to this offering and we will not be able to implement our plan of operation as detailed in this section.  We will need to raise additional funds to continue development of our online consumer loan platform and to engage in advertising and marketing activities.

Sale of 50% of Shares Offered in this Offering: If we receive gross proceeds of $50,000, we will have only $30,500 available following payment of the costs related to this offering, and we will not be able to implement our plan of operation as detailed in this section. We will have to limit our spending, including costs related to technology development, and we will need to raise additional funds to complete development of our websites and to engage in advertising and marketing activities.

Sale of 75% of Shares Offered in this Offering: If we receive gross proceeds of $75,000, we will have $55,500 available following payment of the costs related to this offering, and we expect to be able to complete development of our websites.  However, we will have less money to spend on advertising and marketing, and we will not be able to host public relations events to raise awareness of our platform.

Sale of 100% of Shares Offered in this Offering: If we receive gross proceeds of $100,000, we will have $80,500 available following payment of the costs related to this offering, and we will be able to implement our plan of operation as detailed in this section.

Milestones

Outlined below is a chronological itemization of the milestones that we intend to achieve over the next twelve months, assuming we sell 100% of the shares offered in this offering.  If we are able to sell only 25% of the shares offered in this offering, we will be unable to use the proceeds to complete any of the milestones detailed below.  If we are able to sell only 50% of the shares offered in this offering, we expect to be able to complete most of the milestones set forth below for the first and second quarters, but we will not be able to complete development of our online websites. .  If we are able to sell 75% of the shares offered in this offering, we expect to be able to complete all of the milestones regarding the development of our websites; however, we will have less money to spend on advertising and marketing, and we will not be able to host public relations events to raise awareness of our platform.  In the event we do not sell at least 75% of the shares offered, we will have to defer working towards the achievement of the remaining milestones until after we are able to raise additional working capital.

November to December2011

•	Continue market research.
•	Search for web programming company.
•	Write web site text.

January to March 2012

During the second three-month period, we expect to achieve the following:

•	Initiate contract with web programmer
•	Initiate contacts with borrowers and lenders
•	Initiate development of our corporate and marketing materials

April to June 2012

During the third three-month period, we expect to perform the following:

•	Launch web site
•	Distribute marketing materials
•	Engage in Internet advertising

Fourth Quarter – July to September 2012

During the fourth three-month period, we expect to perform the following:

•	Research other markets
•	Engage in Internet advertising

Results of Operations

Since inception, we have sold 1,600,000 shares of common stock to our Directors and Officers.  The Directors paid for these shares on November 10, 2011.

Purchase or Sale of Equipment

Other than the purchase of access servers, work stations and relevant literature, we do not expect to purchase or sell any plant or significant equipment.

Revenues

We had no revenues for the period from August 2, 2011 (date of inception) through October 31, 2011. We believe that upon receipt of the proceeds of this offering, we will be able to commence the development of our product and marketing of our services.

Liquidity and Capital Resources

Our balance sheet as of October 31, 2011 reflects assets of $4,500. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

Notwithstanding the success of this offering, we anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

The accounting policies identified as critical are as follows:

Development Stage Company

We are considered a development stage company as defined by ASC 915 “Development Stage Entities,” as we have no principal operations or revenue from any source. Operations from the inception of the development stage have been devoted primarily to strategic planning, raising capital and research and development activities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive Officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On August 3, 2011, we issued 1,000,000 shares of our common stock to Mrs. Rivka Ruth Yafe, our President, Chief Executive Officer, Treasurer and a Director, for a cash payment of $0.15 per share. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On August 3, 2011, we issued 600,000 shares of our common stock to Mr. Sergejs Petuhovs, our Secretary and Director, for a cash payment of $0.15 per share. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Our Officers and Directors may be considered promoters of the Registrant due to their participation in and management of the business since its incorporation.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for our common stock.

We have issued 1,600,000 common shares since our inception on August 3, 2011, all of which are restricted shares. See "Certain Relationships and Related Transactions" above regarding these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had two holders of record for our common shares as of November 21, 2011.

Dividends

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive Officers. We have not paid any compensation to our Officers since inception.

We have no employment agreements with any of our executive Officers or employees.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the Officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the Officers or Directors or employees or consultants since we were founded.

Compensation of Directors

There are no current arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with Officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, Officers or consultants from us. There are no arrangements for Directors, Officers, employees or consultants that would result from a change-in-control.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

Weinberg & Baer LLC are our auditors. There have not been any disagreements with our auditors on accounting and financial disclosure or any other matter.

 I LOAN INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
OCTOBER 31, 2011

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of I Loan Inc.:

We have audited the accompanying balance sheets of I Loan Inc. (a Delaware corporation in the development stage) as of October 31, 2011 and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (August 2, 2011) through October 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I Loan Inc. as of October 31, 2011 and the results of its operations and its cash flows from inception (August 2, 2011) through October 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of October 31, 2011, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC
Baltimore, Maryland
November 6, 2011

I LOAN INC.
(A DEVELOPMENT STAGE COMPANY)
 BALANCE SHEET
AS OF OCTOBER 31, 2011

As of
October 31,
2011

ASSETS

Current Assets:
Deferred offering costs	$4,500
Total current assets	4,500

Total Assets	$4,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$4,500

Total Current Liabilities	4,500

Commitments and Contingencies	-

Stockholders' Equity (Deficit):
Common stock, par value $0.0001 per share, 100,000,000 shares authorized; 1,600,000 shares issued and outstanding	160
Additional paid-in capital	23,840
Stock subscriptions receivable	(24,000)
(Deficit) accumulated during development stage	-

Total stockholders' equity (deficit)	-

Total Liabilities and Stockholders' Equity	$4,500

The accompanying notes to financial statements are
an integral part of these statements.

I LOAN INC.
(A DEVELOPMENT STAGE COMPANY)
 STATEMENTS OF OPERATIONS
AUGUST 2, 2011 TO OCTOBER 31, 2011 AND
CUMULATIVE FROM INCEPTION (AUGUST 2, 2011)

	August 2, 2011	Cumulative
	to	From
	October 31, 2011	Inception

Revenues	$-	$-

Expenses:

Total general and administrative expenses	-	-
	-	-
(Loss) from Operations	-	-

Provision for income taxes	-	-

Net (Loss)	$-	$-

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$-	$-

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	1,582,222	1,582,222

The accompanying notes to financial statements are
an integral part of these statements.

I LOAN INC.
(A DEVELOPMENT STAGE COMPANY)
 STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (AUGUST 2, 2011)
THROUGH OCTOBER 31, 2011

(Deficit)
Accumulated
			Stock	Additional	During the
	Common stock		Subscriptions	Paid-in	Development
Description	Shares	Amount	Receivable	Capital	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-	$-

Common stock issued for cash ($0.015/share)	1,600,000	160	(24,000)	23,840	-	-

Net (loss) for the period	-	-	-	-	-	-

Balance -October 31, 2011	1,600,000	160	(24,000)	23,840	-	-

The accompanying notes to financial statements are
an integral part of these statements.

I LOAN INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
AUGUST 2, 2011 TO OCTOBER 31, 2011 AND
CUMULATIVE FROM INCEPTION (AUGUST 2, 2011)

	August 2, 2011	Cumulative
	to	From
	October 31, 2011	Inception

Operating Activities:
Net (loss)	$-	$-
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Deferred offering costs	(4,500)	(4,500)
Accounts payable and accrued liabilities	4,500	4,500

Net Cash Used in Operating Activities	-	-

Investing Activities:
Cash provided by investing activities	-	-

Net Cash Provided by Investing Activities	-	-

Financing Activities:
Proceeds from common stock	-	-

Net Cash Provided by Financing Activities	-	-

Net (Decrease) Increase in Cash	-	-

Cash - Beginning of Period	-	-

Cash - End of Period	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

 The accompanying notes to financial statements are an integral part of these statements.

I LOAN INC. (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
1.	Summary of Significant Accounting Policies

Basis of Presentation and Organization

I Loan Inc. (the “Company”) is in the development stage, and has limited operations. The Company was incorporated under the laws of the State of Delaware on August 2, 2011. The business plan of the Company is to become a leading provider of online personal loan comparison and application services. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended October 31, 2011.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of October 31, 2011 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All non cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of October 31, 2011 and cumulative expenses from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

2.	Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The business plan of the Company is to become a leading provider of online personal loan comparison and application services.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of October 31, 2011 the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.	Common Stock

On August 3, 2011, the Company issued 1,600,000 shares of common stock to the director and secretary of the Company at a price of $0.015 per share, for a $24,000 subscription receivable.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 1,000,000 shares of newly issued common stock at an offering price of $0.10 per share for proceeds of up to $100,000. As of October 31, 2011, the Company accrued $4,500 of audit deferred offering costs related to this capital formation activity.

4.	Income Taxes

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

5.	Related Party Loans and Transactions

On August 3, 2011, the Company issued 1,600,000 shares of common stock to the director and the secretary of the Company at a price of $0.015 per share, for a $24,000 subscription receivable.

The Company's director provides rent-free office space to the Company.

6.	Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-04 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

7.	Subsequent Events

Subsequent events have been evaluated through November 6, 2011, which is the date these financial statements were available to be issued.

On November 10, 2011, the Company received payment of the $24,000 stock subscription receivable from directors and officers of the Company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our bylaws includes a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of a director to our company or our stockholders for monetary damages for any breach of fiduciary duty as a director. Subject to certain limitations, our bylaws provides that we must indemnify our directors and executive Officers to the fullest extent permitted by Delaware law.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and Officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and Officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, Officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, Officers or employees for which indemnification is sought.

Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, all amounts are estimates. All such expenses will be borne by the Registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$12
Costs of printing and Edgarization (1)	$1,500
Legal, accounting fees and expenses (1)	$18,000
Total (1)	$19,512

(1) Estimated.

Recent Sales of Unregistered Securities

In August 3, 2011, we issued 1,600,000 of our ordinary shares to our initial shareholders. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe these transactions were exempt from registration under Regulation S under the Securities Act.  The aggregate offering price relating to these issuances are as set forth in the table below.

Name of Shareholder	Aggregate Offering Price
Rivka Ruth Yafe	$15,000
SergejsPetuhovs	$9,000
Total	$24,000

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act. The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person. None of the funds used by the subscriber to purchase the units have been obtained from United States Persons. For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1*	Certificate of Incorporation of Registrant.

3.2*	Bylaws of Registrant.

4.1*	Specimen Common Stock Certificate.

5.1*	Opinion of Jonathan D. Strum regarding the legality of the securities being registered.

10.1	Subscription Agreement of Rivka Ruth Yafe dated August 3, 2011.

10.2	Subscription Agreement of Sergejs Petuhovs dated August 3, 2011.

23.1	Consent of Weinberg &Baer LLC.

23.2*	Consent of Legal Counsel (incorporated in Exhibit 5.1).

*	Previously filed.

Undertakings

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, Officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on December 27, 2011.

I LOAN INC.

By:	/s/ Rivka Ruth Yafe
Name:
Title: President, Chief Executive Officer and
Director
(Principal Executive and Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: December 27, 2011	/s/ Rivka Ruth Yafe
Name:
Title: President, Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer)

Date: December 27, 2011	/s/ Sergejs Petuhovs
Name:
Title: Director and Secretary